SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BHC COMMUNICATIONS A

          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                10/27/97            6,000-          127.6957
               THE GABELLI EQUITY TRUST,INC.
                                10/27/97           43,400-          127.6957
               THE GABELLI COUCH POTATO FUND
                                10/27/97            2,000-          127.6957
          GAMCO INVESTORS, INC.
                                10/27/97           50,000-          127.0000


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



                                       27